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                                                                   Exhibit 10.12

                          [ON CROSSWORLDS LETTERHEAD]

                                  [Officers]


                                ______ __, 2000


_______________
_______________
_______________

Dear __________:

         This letter agreement (the "Agreement") is to confirm the terms of your ongoing employment with CrossWorlds Software, Inc. (the "Company") and, with the exhibits attached hereto, supercedes and replaces all prior oral and/or written agreements regarding the subject matter hereof between you and the Company.

         1. Term of Employment. This Agreement will commence on the date hereof
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and continue until it is terminated by either you or the Company. You acknowledge that your employment is and will continue to be at-will, as defined under applicable law, and that your employment with the Company may be terminated by either party at any time for any or no reason. If your employment terminates for any reason, you will not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this paragraph may not be modified in any way except by a written agreement executed by the Chief Executive Officer on behalf of the Company.

         2. Duties and Obligations. You are employed as [______________] of the
            ----------------------
Company, and as such report to the Company's [_______________]. Your job duties and responsibilities are described on Exhibit A attached hereto. You agree to
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the best of your ability and experience that you will, to the reasonable satisfaction of the Company and its Board of Directors (the "Board"), at all
                                                             -----
times loyally and conscientiously perform all of the duties and obligations required of you pursuant to the terms of this Agreement or reasonably related to your position. You will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of your employment.

         3. Change of Control.
            -----------------

            (a) Treatment of Stock Options upon a Change of Control. In
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the event of a Change of Control (as defined below) and unless otherwise limited by the provisions of paragraph 5 below, each stock option and share of restricted stock you hold that is not otherwise fully exercisable or vested (released from the Company's repurchase option) as of the effective date of a shall become immediately exercisable or vested as of such date in an amount equal to twenty-five percent (25%) of the remaining unvested portion of each option or share of restricted stock you hold.
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          (b) Involuntary Termination following a Change of Control. If your
              -----------------------------------------------------
employment is involuntarily terminated other than for Cause (as defined below)
or terminated by you following a Constructive Termination (as defined below) at any time within one (1) year following a Change of Control, you will be entitled to receive payment of severance benefits equal to 6 months of your regular monthly salary plus target bonus (subject to any applicable tax withholding). Payment will be made in a lump sum immediately following the termination date. Pursuant to the provisions of COBRA, health insurance benefits with the same coverage provided to you prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost until the earlier of 6 months following the termination date or the date on which you are eligible for comparable health benefits from another employer. In addition, and except as otherwise determined below, each stock option and share of restricted stock you hold that is not otherwise fully exercisable or vested (released from the Company's repurchase option) as of the termination date shall become vested in accordance with the provisions of section 13(c) of the Company's 1997 Stock Plan (the "Plan"), a copy of which is attached hereto as Exhibit B. In the event that your termination occurs on the
                   ---------
effective date of the Change of Control transaction, the stock acceleration benefits provided in section 13(c) of the Plan shall occur prior to the stock acceleration benefits provided in subparagraph (a) above.

     5. In the event that the severance and other benefits provided to you by this Agreement constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this paragraph 6, would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then the stock vesting acceleration described above shall be either

          (i)  delivered in full, or

          (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
Section 4999, results in your receipt on an after-tax-basis, of the greater amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any determination required under this paragraph 6 shall be made in writing by the Company's independent accountants, whose determination shall be conclusive and binding on you and the Company. In the event that subdivision (i) above applies, then you shall be responsible for any excise taxes imposed with respect to such severance and other benefits. In the event that subdivision (ii) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

     6.   For purposes of this Agreement, the following definitions will apply:

          (a) "Cause" for your termination will exist if the Company terminates
               -----
your employment for any of the following reasons: (i) you willfully fail substantially to perform your

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duties hereunder (other than any such failure due to your physical or mental illness), and such willful failure is not remedied within 10 business days after written notice from the Company's Chief Executive Officer, which written notice shall state that failure to remedy such conduct may result in an involuntary termination for cause; (ii) you engage in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates, (iii) you are convicted of or enter a plea of guilty or nolo contendere to a crime that constitutes a felony, or (iv) you willfully breach any of your obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates, including, but not limited to, the Confidentiality Agreement, and such willful breach is not remedied within 10 business days after written notice from the Company's Chief Executive Officer, which written notice shall state that failure to remedy such conduct may result in an involuntary termination for cause.

          (b) "Change of Control" will mean a sale of all or substantially all
               -----------------
of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

          (c) "Comparable Employment" will mean employment or consulting that
               ---------------------
provides compensation, benefits and duties that, in the sole discretion of the Board, are deemed to be generally comparable to those pertaining to your position with the Company at the time of termination of your employment.

          (d) "Constructive Termination" will be deemed to occur if, without
               ------------------------
your prior written consent, there is: (A)(i) a material reduction of your duties and responsibilities as [___________] of the Company (or a successor corporation); (ii) any reduction in the total value of your compensation and benefits; (iii) a relocation of your business office location to a location that increases your commute by more than thirty (30) miles from your current business office location, and (B) within sixty (60) days immediately following such material change in duties or reduction in value of base compensation and benefits or relocation of business office you elect to terminate your employment voluntarily. For purposes of this definition and this Agreement, however, a change in title with the same responsibilities shall not be considered a Constructive Termination, should this result solely from an acquisition by a larger company in which you have continuing responsibilities for the Company entity similar to those you had for the Company when it was independent.

     7. You have signed a Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") substantially in the form attached
                -------------------------
hereto as Exhibit C. You hereby represent and warrant to the Company that you
          ---------
have complied with all obligations under the Confidentiality Agreement and agree to continue to abide by the terms of the Confidentiality Agreement and further agree that the provisions of the Confidentiality Agreement will survive any termination of this Agreement or of your employment relationship with the Company.

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     8.   You represent that your performance of all the terms of this Agreement will not breach any other agreement to which you are a party. You have not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement.

     9. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets will assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of your rights hereunder will inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10. This Agreement, including any exhibits hereto, constitutes the sole agreement of the parties and supersedes all negotiations and prior agreements with respect to the subject matter hereof.

     11. Any term of this Agreement may be amended or waived only with the written consent of the parties.

     12. Any notice required or permitted by this Agreement will be in writing and will be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     13. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

     14. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

     15. You and the Company agree to attempt to settle any disputes arising in connection with this Agreement through good faith consultation. In the event that we are not able to resolve any such disputes within fifteen (15) days after notification in writing to the other, we agree that any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Mateo County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator will apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator

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may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. The Company agrees to pay, on a monthly basis, the reasonable attorney fees, costs and expenses (as determined by the arbitrator) incurred by you in good faith in connection with the arbitration, regardless of the outcome. You agree that punitive damages will not be awarded. This paragraph will not apply to the Confidentiality Agreement.

     16. You acknowledge that, in executing this Agreement, you have had the opportunity to seek the advice of independent legal counsel, and have read and understood all of the terms and provisions of this Agreement.

     Please indicate your agreement with the above terms by signing below.

                                      Sincerely,

                                      CrossWorlds Software, Inc.



                                      By:______________________________________

                                      Title: President & Chief Executive Officer



     My agreement with the above terms is signified by my signature below.


     ____________________________

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                                   EXHIBIT A
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                           DESCRIPTION OF JOB DUTIES
                             AND RESPONSIBILITIES
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                                   EXHIBIT B
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                                1997 STOCK PLAN
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                                   EXHIBIT C
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                         CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT

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